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                                                                   EXHIBIT 10.11

                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into as of June 1, 1996 by and among LINWOOD A. LACY, JR., a resident of Nashville, Tennessee ("Lacy"), INGRAM INDUSTRIES INC., a Tennessee corporation ("Ingram"), INGRAM MICRO INC., a Delaware corporation ("Micro"), and NATIONSBANK, N.A., as Trustee of the Linwood A. Lacy, Jr. 1996 Irrevocable Trust dated February 1996 (the "Trust").

                                   WITNESSETH:

         WHEREAS, Lacy has performed certain services for Ingram and Micro, including serving until April 23, 1996 as the chief executive officer of Ingram and serving as chief executive officer of Micro;

         WHEREAS, Lacy desires to resign as an officer and employee of Ingram and as an officer, director and employee of all subsidiaries and affiliates of Ingram (collectively, the "Ingram Companies" and individually, an "Ingram Company"); and

         WHEREAS, the Ingram Companies desire to accept such resignation.

         NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the sufficiency and mutuality of which is hereby acknowledged, the parties hereto agree as follows:

         1. Resignation as Officer; Termination of Employment; Service as Director. Lacy acknowledges that, as of the date hereof, he hereby resigns as
(a) an officer and employee of Ingram and an officer, director and employee of each of the other Ingram Companies, and (b) a member of any committees on which he may have served for any Ingram Company. Any employment agreements between any Ingram Company and Lacy are hereby terminated, and of no further force or effect. Lacy agrees to continue to serve as a member of the Board of Directors of Ingram until December 31, 1997, unless earlier removed in accordance with the Bylaws of Ingram. Unless mutually agreed or unless requested by an appropriate officer of an Ingram Company, Lacy agrees not to take or attempt to take any further action on behalf of or purportedly on behalf of any of the Ingram Companies, except in his capacity as a member of the Board of Directors of Ingram or actions taken in accordance with the cooperation provisions of Section 5 hereof.

         2. Severance Benefits. In consideration of his covenants herein contained, Lacy will receive the following payments, all of which will be subject to applicable federal and state withholding taxes and such other deductions as Lacy may authorize:

                  (a) Payments by Micro. Micro, for itself and on behalf of the Ingram Companies, agrees to pay to Lacy monthly severance payments of $48,333 per month for 12 months from the date hereof, with the first payment due on July 1, 1996, and thereafter on the first day of each month until a total of $580,000 shall have been paid.
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                  (b) Payments by Ingram. Ingram agrees to pay to Lacy monthly severance payments of $40,000 for 12 months from the date hereof, with the first payment due on July 1, 1996 and thereafter on the first day of each month until a total of $480,000 shall have been paid.

                  (c) Bonus. Micro agrees to pay to Lacy $272,000 representing 5/12 of his 1996 bonus based upon actual achieved profit objectives through May 1996. Such payment will be made by Micro to Lacy within 10 days of the date hereof.

                  (d) Accrued Vacation. Micro agrees to pay Lacy $48,333 representing compensation for his earned unused vacation time through the date hereof, which the parties agree consists of 21 days, based on Lacy's base salary in effect as of the date hereof. Such payment will be made by Micro to Lacy within 10 days of the date hereof.

                  (e) Other Benefits. Lacy will be permitted to participate in the Ingram medical and dental plans in which Lacy currently participates to the extent they remain in effect and any plan which replaces a discontinued plan in which he currently participates at regular associate rates for up to 12 months, so long as he remains a member of the Board of Directors of either Ingram or Micro. The period in which he so participates will reduce the period for which he will be eligible to exercise COBRA benefits. Ingram agrees to maintain, at its expense, a $850,000 term life insurance policy insuring Lacy's life for a 12 month period from the date hereof. Micro agrees to pay for Lacy's 1996 annual physical exam, not to exceed $2,000. Ingram or Micro, as the case may be, shall pay Lacy directors fees for his service on the Ingram or Micro Board of Directors, if he should serve on either such Board after June 1, 1997. All other employment benefits for Lacy shall cease on the date hereof.

         3. Equity Ownership. Lacy represents and warrants that he and members of his immediate family, and trusts established for members of his immediate family (the "Lacy Family") own an aggregate of 1,175,000 shares of the common stock of Ingram ("Common Stock"). Such 1,175,000 shares of Common Stock, along with all securities issued in respect thereof in any stock split, stock dividend, recapitalization, reclassification, merger or the like, including all shares of the Common Stock of Micro issued in the Split-off, as hereinafter defined, shall be referred to as the "Shares". Of such Shares, 1,012,500 are owned beneficially and of record by Lacy individually and 162,500 are owned beneficially and of record by the Trust. All 1,012,500 shares owned by Lacy were purchased from the E. Bronson Ingram 1995 Charitable Remainder 8% Unitrust (the "Unitrust"). Of the 162,500 shares owned by the Trust, 112,500 were purchased from the Unitrust (the 1,125,000 shares purchased from the Unitrust and all securities issued in respect of such shares being herein referred to as the "Unitrust Shares"). Lacy holds an option to purchase 31,985 shares of the Common Stock which vests on December 31, 1998 (the "1998 Option") and an option to purchase 31,985 shares of Common Stock which vests on January l, 1999 (the "1999 Option"). Lacy also holds an option to acquire 120,000 shares of Common Stock, which option is unvested (such option being referred to as the "$1.27 Option"). Lacy also holds an option to acquire 144,000 shares of Common Stock; such option is vested to the extent of Lacy's right to purchase 48,000 shares of Common Stock at $1.932 per share (such option being referred to as the "$1.932 Option"). Lacy

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holds Stock Appreciation Rights covering 62,500 units at an award price of
$1.542 per unit (the "$1.542 SARs"), of which 46,875 are vested; Stock Appreciation Rights covering 14,360 units at an award price of $3.160 per unit (the "$3.160-A SARs"); and Stock Appreciation Rights covering 14,360 units at an award price of $3.160 (the "$3.160-B SARs"). Lacy represents that neither he nor members of the Lacy Family own any other equity securities or rights to acquire equity securities of Ingram or any other Ingram Company other than those described above. Lacy represents, and Ingram and Micro acknowledge, that 1,012,500 of the Shares are pledged (the "Pledge") to NationsBank, N.A. (the "Bank") to secure indebtedness of Lacy (the "Bank Loan").

                  (a) Disposition of the Common Stock. Under the terms of that certain Stock Purchase Agreement dated March 27, 1995, by and among the Unitrust, Lacy and Ingram (the "Stock Purchase Agreement"), Ingram has the right to repurchase the Unitrust Shares at Lacy's cost (which the parties agree is an aggregate of $2,451,600) if Lacy's employment by the Ingram Companies is terminated prior to April 15, 1997. Ingram has the option to purchase the remaining 50,000 Shares at a per-share price equal to the book value of Ingram as of the end of the most recent quarter (which per-share book value the parties agree is $5.28). For and in consideration of Lacy's covenants and agreements herein contained, Ingram agrees that it shall not purchase such 1,175,000 shares of the Common Stock at cost or at book value, as the case may be, other than as set forth in this Agreement.

                  Lacy and the Trust agree that the Shares will be subjected to an escrow (the "Escrow") with a mutually agreeable national bank pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"), subject as to 1,012,500 Shares to the terms of the Pledge. The Escrow Agreement, or one containing materially the same terms, will be entered into on or before June 30, 1996. From the date hereof until the Shares are released from Escrow, neither Lacy nor the Trust will transfer or attempt to transfer any of the Shares or any interest therein, whether by sale, gift, pledge or other form of disposition, or encumber or restrict the Shares in any way, provided, however, that either Lacy or the Trust shall be entitled to direct the escrow agent under the Escrow Agreement (the "Escrow Agent") to sell the Shares as hereinafter provided and to distribute to Lacy or the Trust from the proceeds of sale an amount equal to the anticipated federal, state and local income tax arising from the sale (a "Tax Distribution") upon the condition that the net after-tax proceeds from the sale thereof and all interest thereon (the "Cash Proceeds") shall be retained in Escrow in accordance with the terms of the Escrow Agreement. Within 10 days after notification to the Escrow Agent of Lacy's death or a Change of Control, as hereinafter defined, occurs, all Shares and Cash Proceeds shall be released from Escrow, provided that there shall be no release of Shares or Cash Proceeds to the extent there is pending a claim with respect thereto under the Escrow Agreement. As used herein, the phrase "Change of Control" shall mean a merger, sale or other acquisition which results in the Ingram Affiliates, as hereinafter defined, owning less than 50% of the voting control of Micro. As used herein, the phrase "Ingram Affiliates" shall mean Ingram, its subsidiaries, Martha R. Ingram, her children and their children, the QTIP and any trusts established for the benefit of any of the foregoing. On the date which is 24 months from the date hereof (the "24-Month Anniversary Date"), there shall be released from Escrow one-half the Shares

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         originally placed in Escrow and one-half the Cash Proceeds generated from sales of the Shares less the full amount of all releases (other than Tax Distributions) from Escrow, whether in Shares or in Cash Proceeds, during such 24-month period, provided that there shall be no release of Shares or Cash Proceeds to the extent there is pending a claim with respect thereto under the Escrow Agreement. On the date which is 30 months from the date hereof (the "30-Month Anniversary Date"), there shall be released from Escrow the balance of the Shares and the balance of the Cash Proceeds, provided that there shall be no release of Shares or Cash Proceeds to the extent there is pending a claim with respect thereto under the Escrow Agreement. To the extent possible, the Shares owned by the Trust shall be included in the Shares first released from the Escrow.

                  During the term hereof and thereafter, if Micro is a corporation with securities registered under the Securities Exchange Act of 1934 (the "1934 Act"), Lacy and the Trust shall be entitled to sell the Shares (or instruct the Escrow Agent to sell the Shares if they remain subject to the Escrow) in the open market, subject to the obligation that if the Shares are at the time of sale subject to the Escrow, the Cash Proceeds therefrom shall be placed in Escrow. The foregoing is not meant to imply that there are not, or will not be, other restrictions on the ability of Lacy or the Trust to sell the Shares at such time, including those arising under federal or state securities laws or as a result of representations (which shall be no more restrictive on Lacy than on executives of Micro who are not members of the Ingram Family) made in connection with the ruling from the Internal Revenue Service (the "Ruling") in connection with the Split-off. As used herein, the term "Split-off" shall mean the contemplated distribution by Ingram of all the stock of Micro and Ingram Entertainment Inc. to certain shareholders of Ingram on a tax-free basis in accordance with the Ruling.

                  During any period of time when Micro has no securities registered under the 1934 Act but the Split-off has been effected, Lacy and the Trust shall have the right to cause Micro to purchase at any time and from time to time, and Micro shall have the right to cause Lacy and the Trust to sell to Ingram at any time after June 30, 1998, any or all of the Shares at a price equal to their Fair Market Value, all in accordance with the terms of the Escrow Agreement (if the Shares remain subject to the Escrow). The "Fair Market Value" of the Shares shall be defined to mean the fair market value thereof as determined by the Board of Directors of Micro in good faith taking into account as appropriate recent sales of the Micro Shares, recent valuations of the Micro Shares, the lack of liquidity of the Micro Shares and the fact that the Micro Shares represent a minority interest and such other factors as the Board of Directors of Micro shall in its discretion deem relevant or appropriate; provided, however, that if pursuant to the final paragraph of this Section 3(a) there is required to be determined the Fair Market Value of the Shares when Micro is a corporation with securities registered under the 1934 Act, the Fair Market Value shall mean the average closing price of the Shares on the New York Stock Exchange or such other exchange on which the Shares are then traded, for the 10 trading days ending on the third business day immediately preceding the date on which the determination is made. If such puts or calls occur when the Shares are subject to the Escrow, the Cash Proceeds therefrom shall be placed in Escrow.


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                  During any period of time when Ingram has no securities
         registered under the 1934 Act and the Split-off has not been effected, Lacy and the Trust shall have the right to cause Ingram to purchase at any time and from time to time, and Ingram shall have the right to cause Lacy and the Trust to sell to Micro after June 30, 1998, any or all of the Shares at a price equal to the Book Value of the Shares as of the end of the most recent quarter, all in accordance with the terms of the Escrow Agreement (if the Shares remain subject to the Escrow). As used herein, the term "Book Value" shall mean book value as determined by the then-independent certified public accountants of Ingram on the basis of Ingram's most recent certified consolidated balance sheet if the relevant date of determination of Book Value is December 31, or if the relevant date of the determination of Book Value is March 31, June 30 or September 30, as determined by Ingram's accountants in accordance with generally accepted accounting principles and practices applied on a consistent basis. If such puts or calls occur when the Shares are subject to the Escrow, the Cash Proceeds therefrom shall be placed in Escrow.

                  If at any time prior to the 30-Month Anniversary Date when neither Ingram nor Micro has securities registered under the 1934 Act, Lacy shall materially violate the terms and conditions of this Agreement and the provisions of the Escrow Agreement with respect to Default Notice and Counter Notices have been complied with (if the Shares remain subject to the Escrow), Lacy and the Trust agree that Ingram, if prior to the Split-off, or Micro, if after the Split-off, shall have the right at its option to purchase the Unitrust Shares at a price of $2.1792 per share (or such equivalent amount as is equitable if the Shares have been converted to shares of the common stock of Micro in the Exchange, as hereinafter defined, or have been split or are otherwise changed or adjusted in a recapitalization, reclassification, merger or the like), and Ingram shall have the right to purchase the balance of the Shares which are not Unitrust Shares at a price equal to their Book Value, if prior to the Split-off, and Micro shall have the right to purchase the balance of the Shares which are not Unitrust Shares at their Fair Market Value, if after the Split-off, all in accordance with the terms of the Escrow Agreement. If any of the Shares have been sold, Ingram or Micro, as the case may be, shall be entitled to the Cash Proceeds therefrom, except as to Cash Proceeds withdrawn from Escrow after the 24-Month Anniversary Date or Cash Proceeds from Shares withdrawn from Escrow after the 24-Month Anniversary Date and subsequently sold. Ingram or Micro, as the case may be, shall be entitled to the benefit of the foregoing provisions of this paragraph without the necessity of proving the amount of damages incurred as a result of such violation of this Agreement.

                  If at any time prior to the 30-Month Anniversary Date when either Ingram or Micro has securities registered under the 1934 Act, Lacy shall materially violate the terms and conditions of this Agreement and the provisions of the Escrow Agreement with respect to Default Notices and Counter Notices have been complied with (if the Shares remain subject to the Escrow) and the amount of damages, whether direct or consequential, to Ingram and Micro from such material violation has been determined, Lacy and the Trust agree that Ingram and Micro shall be entitled to be reimbursed from the Escrow (or from Lacy and the Trust if the Shares are not in Escrow) for such damages by release to Micro of the number of Unitrust Shares equal to the amount of damages so determined, divided by the Fair Market Value of a Unitrust Share as of the date of such release. Further, upon such violation, Ingram

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         shall have the right to purchase the balance of the Shares other than the Unitrust Shares at a price equal to their Book Value, if prior to the Split-off, and Micro shall have the right to purchase the balance of the Shares other than the Unitrust Shares at their Fair Market Value, if after the Split-off, all in accordance with the terms of the Escrow Agreement (if the Shares remain subject to the Escrow). If any of the Shares have been sold, Ingram or Micro, as the case may be, shall be entitled to the Cash Proceeds therefrom.

                  b. Options and SARs. The 1998 Option, the 1999 Option, the $1.27 Option, the $1.932 Option, the $1.542 SARs, the $3.160-A SARs and the $3.160-B SARs (collectively, the "Lacy Options and SARs") shall remain outstanding, and continue to vest, to the extent not already fully vested, up to December 31, 1997 regardless of whether Lacy remains as a director of Ingram or Micro, except that if Lacy should resign as a director of Ingram or Micro, such vesting shall cease as the date of such resignation. Subject to the preceding sentence, the Lacy Options and SARs shall continue to be governed by the agreements under which they were granted with respect to certain puts and calls of Lacy and Ingram.

         4. Participation in Exchange. Lacy and the Trust agree to exchange the Shares for Micro Shares in the Split-off in the same manner as if Lacy were a Micro employee after the Split-off (the "Exchange"). Lacy agrees that he will use his best efforts to cooperate with the Ingram Companies to effect the Split-off and the Exchange, and to that end will take all such actions as Ingram or Micro may reasonably request to cause the satisfaction of the conditions to the consummation of the Split-off and the Exchange. In the Exchange, all the Shares will be converted to Micro Shares. The Lacy Options and SARs will be converted in the Exchange in the same manner as if Lacy were an Ingram employee after the Split-off, with 72.84% of the Lacy Options and SARs converted into options to acquire common stock of Micro and the remainder left as Ingram options and SARs.

         5. Cooperation. From and after the date hereof and for a period of two years, Lacy shall cooperate reasonably on a non-full-time basis with the Ingram Companies, their employees, agents and representatives to assist the businesses and operations of the Ingram Companies, including cooperation with the transition of management and cooperation with Micro's initial public offering. Such cooperation shall include, without limitation, Lacy's provision of any information relating to his activities while an employee of the Ingram Companies. Without limiting the generality of the foregoing, Lacy agrees to serve as a member of the Board of Directors of Micro, if so requested by Ingram, provided that such service shall not extend beyond December 31, 1997. Lacy shall not be required to devote more than 30 hours per month performing duties pursuant to this Section 5 during the first year following the date hereof, and not more than 20 hours per month thereafter. Ingram will reimburse Lacy for all his out-of-pocket expenses incurred in connection with such cooperation.

         6. Loss on Sale of House. Ingram agrees to absorb the loss, if any (subject to the limitation below), on the sale of Lacy's house in Nashville, Tennessee. That loss will be calculated as the net receipt upon sale less net original purchase price plus cost of improvements (excluding furniture). Any loss will be reimbursed to Lacy and grossed up for federal and state tax purposes. Ingram's liability under this Section 6 shall be limited to $30,000 of loss on the sale of the house,

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plus real estate commissions paid on the sale of the house and plus the gross-up provided for in the prior sentence.

         7. Representations and Warranties of Lacy and the Trust. Lacy and the Trust have the full right, power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Lacy and the Trust and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. Lacy and the Trust represent and warrant that they own good and marketable title to the Shares and, as to Lacy, the Lacy Options and SARs, free and clear of all liens, encumbrances, pledges, security interests and restrictions whatsoever, and that such securities can be validly transferred without the consent or approval of any other person or entity, provided only, however, that the Shares are subject to the Pledge. The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to Lacy or the Trust, or (b) conflict with, result in the breach of any provision of or constitute a default under any agreement or instrument to which Lacy or the Trust is a party or by which either of them may be bound. Lacy further represents that the outstanding principal amount of the Bank Loan is currently $1,980,000. Lacy further represents and warrants that the Bank Loan (a) matures on _____________, (b) bears interest at the rate of ____% per annum, and (c) is secured only by the Shares. Lacy further represents and warrants that he has not received any notice of any default with respect to the Bank Loan, that the Bank Loan is not in default, and that no event has occurred that with the giving of notice, the passage of time or both would constitute a default under the Bank Loan.

         8. Representations and Warranties of Ingram. Ingram hereby represents and warrants that it is a corporation duly organized and validly existing in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Ingram and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by Ingram and constitutes a valid and binding obligation on its part, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to Ingram, or (b) conflict with, result in the breach of any provision of or constitute a default under any agreement or instrument to which Ingram is a party or by which it may be bound.

         9. Representations and Warranties of Micro. Micro hereby represents and warrants that it is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Micro and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by Micro and constitutes a valid and binding obligation on its part, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement will not, with or without the

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giving of notice or the passage of time or both, (a) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to Micro, or (b) conflict with, result in the breach of any provision of or constitute a default under any agreement or instrument to which Micro is a party or by which it may be bound.

         10. Confidential Information. Lacy acknowledges that as a part of his employment by the Ingram Companies, he has been afforded access to confidential information (as hereinafter defined and referred to as "Confidential Information"), and that public disclosure of such Confidential Information would have a material adverse effect on the Ingram Companies. Except in connection with his role as a member of the Board of Directors of Ingram or in connection with performing duties pursuant to Section 5 hereof, and except as required by law or legal process, Lacy agrees not to, directly or indirectly, without the prior, express written consent of each of Ingram and Micro, use, take advantage of, disclose, or divulge to any person or entity any Confidential Information.

         Confidential Information means any confidential, proprietary, business or technical information of any Ingram Company or any confidential information relating to a current or former officer or director of an Ingram Company. Such Confidential Information includes, but is not limited to, any of the following relating to any Ingram Company:

                  a. trade secrets concerning the business and affairs of any Ingram Company, any Employee Invention (as hereinafter defined), product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, past, current and planned manufacturing or distribution methods and processes, customer lists, prospective customers, current and anticipated customer requirements, price lists, pricing policies and processes, any course of dealing with any person or entity, market studies, business plans, computer software and programs (including object codes and source codes, program logic algorithms, subroutines, modules, or subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, computer hardware, software and database technologies, configurations, interfaces, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information), manuals, and any other information, however documented or evidenced, that is a trade secret within the meaning of any federal or state trade secret law; and

                  b. information concerning the business and affairs of any Ingram Company, including contractual arrangements or terms, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names, personnel information regarding employees, including, but not limited to, names and backgrounds of personnel, and personnel training techniques and materials, however, documented or evidenced. Failure by any Ingram Company to designate or mark any

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         Confidential Information as confidential or proprietary shall not affect or impair its status as Confidential Information under this Agreement.

         Lacy agrees to comply with the Ingram Industries Business Ethics Code insofar as it relates, directly or indirectly, to the termination of his employment. Lacy agrees to return immediately to Ingram or Micro all property of any Ingram Company and all Confidential Information and summaries thereof in his possession, and Lacy agrees not to copy or otherwise record or retain such Confidential Information or summaries thereof. Notwithstanding the foregoing, Lacy shall be permitted to retain the Compaq personal computer, printer and fax machine at his home office in Nashville, the NEC notebook, the Motorola portable telephone and the parts and accessories for all the above items. While serving as a member of the Board of Directors of either Ingram or Micro, Lacy shall be entitled to continue to charge his telephone calls through Micro's MCI account, with billings to continue to be sent to his home and paid by Lacy. Lacy recognizes that the Confidential Information is a valuable and unique asset of the Ingram Companies. Without the prior express written consent of Ingram or except as required by law or legal process, Lacy agrees not to grant interviews, write articles or books, issue news releases or engage in other communications that relate to (i) his tenure at any of the Ingram Companies, (ii) this Agreement or the events or transactions relating hereto, or (iii) that contain Confidential Information. Without the prior express written consent of Lacy or except as required by law or legal process, Ingram and Micro agree that they will cause the officers and directors of the Ingram Companies not to grant interviews, write articles or books, issue news releases or engage in other communications that relate to (i) Lacy's tenure at any of the Ingram Companies,
(ii) this Agreement or the events or transactions relating hereto, or (iii) that contain Confidential Information relating to Lacy.

         Each of the parties hereto agrees that no party shall release, publish, announce or otherwise make available to the public in any manner whatsoever any information or announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of each of the parties hereto, except as required by law or legal process, including, in the case of Micro, filings with the Securities and Exchange Commission. Lacy agrees not to communicate with, including responding to questions or inquiries presented by, the media, employees or investors of any Ingram Company or any third party relating to his resignation or the terms of this Agreement, without first obtaining the prior written consent of Ingram. Ingram and Micro agree not to take any action to disparage, dissipate or negatively affect the reputation of Lacy or his goodwill with employees, customers, suppliers, competitors, vendors, stockholders or lenders of Ingram, Micro, or any other third party.

         11. Employee Inventions. Lacy acknowledges that all of Lacy's works of authorship relating to any Ingram Company, specially commissioned works, and other employee inventions (as hereinafter defined and referred to as "Employee Inventions"), were works made for hire and are the property of the Ingram Companies, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works were not works made for hire, Lacy hereby assigns to Ingram all of Lacy's right, title, and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Employee Inventions. Lacy covenants that he will promptly: (a) disclose to Ingram in writing any Employee Invention; (b) assign to Ingram or to a party designated by it, at its request and without additional compensation, all of Lacy's right to the Employee Invention for the United States and all foreign jurisdictions; (c) execute and deliver to Ingram such applications, assignments and other documents as they may reasonably request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions; (d) sign all other papers necessary to carry out the above obligations; and (e) give testimony and render any other reasonable assistance in support of the rights of Ingram to any Employee Invention.

         For purposes of this Section 11, "Employee Invention" is defined as any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), and any work of authorship (whether or not copyright protection may be obtained for it), created, conceived, or developed by Lacy, either solely or in conjunction with others, during the period of employment, or a period that includes a portion of the employment period, that relates in any way to, or is useful in any manner in, the business (existing or proposed) of any Ingram Company, and any such item created, conceived or developed by Lacy, either solely or in conjunction with others, following termination of Lacy's employment with Ingram and Micro that is wholly or partially based upon, dependent upon or uses any Confidential Information.

         12. Restrictive Covenant. Lacy acknowledges that he has specialized knowledge and experience in the businesses of the Ingram Companies, that his reputation and contacts within the industries in which the Ingram Companies operate are of great value to the Ingram Companies, that if his knowledge, experience, reputation or contacts were used to compete in any way with any of the Ingram Companies, serious, irreparable harm to the Ingram Companies would result, that the businesses of the Ingram Companies are international in scope and their products are marketed throughout the world, and that the provisions of this Section 12 are reasonable and necessary to protect the businesses of the Ingram Companies. Thus, Lacy agrees that for a period of 30 months after the date hereof, Lacy shall not, without prior express written consent of each of Ingram and Micro, directly or indirectly:

                  a. in competition with any other Ingram Company, solicit business from, perform services for, or otherwise interfere with any persons, company or other entity which are customers, clients, vendors, or suppliers of any Ingram Company, or any potential customers, clients, vendors or suppliers of any Ingram Company with whom such Ingram Company has had substantial contact during the six month period prior to the date of this Agreement;

                  b. solicit for employment, or in any other fashion hire, engage as an independent contractor or consultant, or interfere with, any person who is or was an employee of any Ingram Company during the six month period prior to the date hereof or during the two year period after execution of this Agreement, or in any manner induce or attempt to induce any employee of any Ingram Company to terminate his or her employment with such Ingram Company;

                  c. take any non-privileged action, disparage, dissipate or negatively affect the goodwill, business, prospects, or reputation of any Ingram Company or its relationships with its employees, customers, suppliers, competitors, vendors, stockholders, lenders, prospective investors, prospective purchasers of any businesses or assets of any Ingram Company, or others; or

                  d. own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control, or be connected with, as a proprietor, officer, director, employee, partner, principal, agent, representative, consultant, investor (other than as a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market), provided that Lacy at no time owns, directly or indirectly, in excess of 2% of the outstanding stock of any class of any such corporation, any business or enterprise engaged in the computer hardware or software distribution, video distribution or book distribution business or associated businesses in any location in the world. Notwithstanding the foregoing, Lacy shall be entitled to become associated with a customer or vendor of Micro so long as such customer or vendor does not compete directly or indirectly with an Ingram Company in the computer hardware or software distribution, video distribution or book distribution business or associated businesses. The parties hereto acknowledge that Lacy owns less than 10% of Earthlink, a privately held company which does not compete with any Ingram Company and in which Lacy has no involvement in management other than service as a director.

         13. Violations of Covenants. Lacy further agrees and acknowledges that the violation by Lacy of the covenants set forth in Sections 10, 11 and 12 hereof would cause irreparable injury to the Ingram Companies and that the remedy at law for any violation or threatened violation thereof by him would be inadequate and that Ingram and Micro shall be entitled, in addition to any other rights they might have, to temporary and permanent injunctive relief or other equitable relief without the necessity of posting bond or proving actual damages. Ingram and Micro agree and acknowledge that their violation of the covenants set forth in Section 10 hereof would cause irreparable injury to Lacy and that the remedy at law for any violation or threatened violation thereof by them would be inadequate and that Lacy shall be entitled, in addition to any other rights he may have, to temporary and permanent injunctive relief or other equitable relief without the necessity of posting bond or providing actual damages. The provisions of Sections 10, 11 and 12 shall not be affected by whether or not the Shares are subject to the Escrow.

         14. Arrangements and Covenants Regarding Bank Loan. Lacy and the Trust hereby covenant and agree that (a) except for the Bank Loan, neither will allow the Shares to serve as collateral for any indebtedness(es) or obligation(s) that either may now or hereafter have to or with the Bank, (b) neither will increase the principal amount of the Bank Loan, (c) neither will allow a default to exist under the Bank Loan beyond the expiration of any applicable grace or cure period, (d) each will cause the Bank Loan to be fully repaid at its stated maturity, without extension, (e) a default under the Bank Loan shall constitute a default and breach by Lacy and the Trust under this Agreement, (f) upon release of the Bank's security interest in the Shares for any reason whatsoever, Lacy and the Trust shall cause the Shares to be delivered immediately to the Escrow Agent under the Escrow Agreement, (g) Lacy and the Trust shall, jointly and severally, be obligated to reimburse Ingram and Micro for any costs, expenses or amounts paid by them with respect to the Bank Loan (including any payments made to the Bank under the next succeeding paragraph) (collectively "Ingram Bank Payments"), and
(h) Ingram and Micro shall have the right to set-off the Ingram Bank Payments against any amounts that either of them may now or hereafter owe to Lacy or the Trust hereunder.

         The Bank, Lacy and the Trust shall, on or before June 30, 1996, enter into an agreement reasonably satisfactory to Ingram and Micro, which shall provide, among other things, as follows: (a) subject to the Bank's first priority security interest, the Bank shall hold the Shares for the benefit of Lacy, the Trust, Ingram and Micro, (b) upon repayment of the Bank Loan or release of the Shares from the Bank's security interest for any reason whatsoever, the Bank shall immediately deliver the Shares to the Escrow Agent,
(c) the Bank shall provide Ingram and Micro with notice of any default or potential default under the Bank Loan and a reasonable opportunity to cure the same, (d) prior to foreclosing upon the Shares or in the event that a default occurs under the Bank Loan, the Bank shall allow Ingram or Micro to purchase the Bank Loan for an amount equal to the outstanding principal balance thereof plus all accrued interest with respect thereto, and (e) following the occurrence of a default under the Bank Loan, Ingram or Micro shall have the right to repay the Bank Loan in full and obtain a release of the Bank's security interest in the Shares. The Bank shall also represent, warrant and covenant that (a) the Bank Loan is currently not in default and is in good standing, (b) the Bank Loan is secured only by the Shares, (c) the Shares do not, and will not, secure any other obligation or indebtedness of Lacy or the Trust to the Bank, (d) the Bank Loan is not, and shall not be, cross-defaulted with any other indebtedness or obligation, (e) the Bank shall not allow the principal amount of the Bank Loan to be increased or its maturity date extended, (f) the representations and warranties of Lacy and the Trust hereunder with respect to the Bank Loan are correct, and (g) the Bank shall not transfer, assign or otherwise convey the Bank Loan or any interest therein in any way.

         15. Release by Lacy. Effective immediately, Lacy hereby fully, finally and irrevocably discharges Ingram, Micro and each Ingram Company, and each present, former and future director, officer and employee of Ingram, Micro or any Ingram Company or any parent, subsidiary, affiliate and shareholder thereof (the "Ingram Released Parties") from all manner of claims, actions, causes of action or suits, in law or in equity, which Lacy has or may have, known or unknown, against the Ingram Released Parties, or any of them, by reason of any matter, cause or thing whatsoever, including any action arising from or during his employment with Ingram and Micro, resulting from or relating to his resignation from such employment, relating to his status as a shareholder, optionholder, SAR holder, officer, director, employee or participant in any employee benefit plan of any Ingram Company, provided, however, that the foregoing (a) is not intended to be, and shall not constitute, a release of any right of Lacy to seek indemnification from Ingram, Micro or any Ingram Company with respect to claims based upon or arising from alleged or actual acts or omissions of Lacy as an officer, director or employee of Ingram, Micro or any Ingram Company, and (b) shall not release Ingram or Micro from liability for violations of this Agreement after the date hereof. From and after the date hereof, Lacy agrees and covenants not to sue, or threaten suit against, or make any claim against, any Ingram Company for or alleging any of the claims, actions, causes of action or suits as discussed above. Lacy acknowledges that this release includes, but is not limited to, all claims arising under federal, state or local laws prohibiting employment discrimination and all claims growing out of any legal restrictions on the right of any Ingram Company to terminate its employees. Lacy also specifically waives and releases all claims of employment discrimination and all rights available to him under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (ADEA), the Americans with Disabilities Act (ADA), the Employment Retirement Income Security Act (ERISA), as well as all claims or rights under Tennessee Code Annotated Section 4-21-101, et seq. or Section 50-1-304, et seq. or any similar law of any jurisdiction. Lacy specifically agrees that he will not institute litigation in any forum, including any filing with any regulatory commission or agency, against any Ingram Released Party based on any allegations or circumstances that are in any way connected with his employment or the termination of his employment.

         16. Release by Ingram. Effective immediately, each of Ingram and Micro releases and discharges Lacy, his heirs, personal representatives, successors and assigns from all manner of claims, actions, causes of action or suit, in law or in equity, which any Ingram Company has or hereafter can, shall or may have against Lacy by reason of any matter, cause or thing whatsoever, including any action arising from or during his employment with any Ingram Company, resulting from his resignation from such employment, related to his status as a shareholder, optionholder, officer, director, employee or participant in any Ingram Company employee benefit plan, provided, however, that the foregoing shall not include a release of Lacy for his violations of law, for violations of this Agreement, or violations of the Ingram Industries Business Ethics Code after the date hereof. From and after the date hereof, each of Ingram and Micro agrees and covenants not to sue, or threaten suit against, or make any claim against, Lacy for or alleging any of the claims, actions, causes of action or suits as discussed above.

         17.      Miscellaneous.

                  a. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Ingram and Micro, their successors and assigns, and Lacy and his heirs, personal representatives, successors and assigns.

                  b. Survival. All representations and warranties contained in this Agreement shall survive the execution and delivery hereof.

                  c. Specific Performance; Legal Fees. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof, or any international court having jurisdiction, this being in addition to any other remedy to which they are entitled under this Agreement or at law or in equity. In addition, any party that is required to enforce the terms and provisions of this Agreement and is successful therein and any party that prevails in connection with any litigation or legal proceeding relating hereto shall be reimbursed by the other party for all costs and expenses, including reasonable legal fees incurred in connection with such legal proceeding.

                  d. Entire Agreement. This Agreement, the Escrow Agreement, the Ingram Industries Business Ethics Code and the agreements relating to the Lacy Options and SARs constitute the entire agreement among Ingram, Micro and Lacy relating to the subject matter hereof; there are no terms other than those contained herein or therein; this Agreement terminates, cancels, supersedes any and all prior agreements and understandings among the parties (including without limitation all employment agreements and the Stock Purchase Agreement). In the case of any inconsistency between the terms of this Agreement and the terms of the Escrow Agreement, on the one hand, and the agreements relating to the Lacy Options and SARs, on the other hand, the terms of this Agreement and the Escrow Agreement shall govern and control. This Agreement may not be modified or amended except in a writing signed by the parties hereto.

                  e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to principles of conflicts of law.

                  f. Consent to Jurisdiction and Venue. Each party hereto irrevocably submits to the exclusive jurisdiction of any Untied States Federal Court sitting in the Middle District of Tennessee, or if no federal jurisdiction lies, in any Tennessee State Court, over any suit, action or proceeding arising out of or relating to this Agreement. The venue of any dispute, controversy, litigation or proceeding arising out of this Agreement shall be exclusively in the County of Davidson, State of Tennessee. Each party hereto irrevocably waives any objection to venue in state or federal courts sitting in Davidson County, Tennessee, and waives irrevocably any claim of inconvenient forum. Lacy specifically agrees and acknowledges that this provision has been expressly bargained for by Ingram and Micro, and that its inclusion has been a material inducement for Ingram and Micro to enter into this Agreement.

                  g. Underwriters' Lockup. Lacy agrees to sign a lockup agreement if requested by the underwriters of Micro's initial public offering and subsequent offerings restricting the sale of his shares in Micro to the same extent as required of other significant shareholders of Micro. Micro will strive to minimize these restrictions consistent with its best interest.

                  h. No Election of Remedies. Notwithstanding anything herein to the contrary, the parties hereto agree that to the extent that Lacy fails to perform his covenants and obligations hereunder or materially violates any term or condition hereof, (i) Ingram and Micro shall be entitled to suspend any payments or obligations under Section 2 hereof and (ii) Ingram and Micro shall be entitled to the rights set forth in
         Section 3 hereof and in the Escrow Agreement. The remedies of Ingram and Micro for the violation of this Agreement shall not be limited to those described in (i) or (ii) above, and nothing herein shall preclude Ingram or Micro from pursuing other remedies for the violation of the terms hereof.

                  i. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same agreement. Ingram, Micro and Lacy agree that this Agreement shall be binding and enforceable among them to the fullest extent possible regardless of whether the Trust executes this Agreement, the Escrow Agreement is signed or the Agreement contemplated by Section 14 hereof is signed. Each party hereto shall use its or his best efforts to cause the full execution of this Agreement and such other agreements.

                  j. Enforceability. The provisions of this Agreement shall not be construed strictly for or against any party hereto. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions, because it conflicts with any provisions of any constitution, statute, rule or public policy, or for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever. If any provision of this Agreement shall be held or deemed to impose restrictions which are too broad, too lengthy or otherwise unreasonable, the parties hereto agree to be bound by a court's decision as to what restrictions would be reasonable and acknowledge that such court has the authority and discretion to make such a determination. The parties hereby waive any inference that this Agreement should be construed against the drafter.

                  k. Confidentiality of this Agreement. Lacy agrees to maintain absolute confidentiality and secrecy concerning the terms of this Agreement and will not reveal, or disseminate by publication in any manner whatsoever, this Agreement or any matters pertaining to it, to any other person, including but not limited to any past or present employee of any Ingram Company or any media representative except as required by law or legal process. This confidentiality provision does not apply to communications necessary between immediate family members or legal and financial planners or tax preparers who are also bound by this confidentiality agreement. Ingram and Micro shall treat the terms of this Agreement as strictly confidential and will disseminate them only to those Ingram and Micro personnel or members of their Board of Directors whose approval of this Agreement is required or who are responsible for taking some action required by said Agreement, or as required by law or legal process. Micro agrees that, to the extent practicable, it will allow Lacy to review and comment upon disclosures regarding Lacy in documents to be filed with the Securities and Exchange Commission in the anticipated initial public offering, and will consider and incorporate to the extent reasonable comments made by Lacy thereon, all to the extent that such comments can be incorporated consistently with applicable law and regulations.

                  l. Acknowledgment by Lacy. Lacy hereby acknowledges that he has carefully read and fully understands all the provisions of this Agreement. He further acknowledges that this Agreement sets forth the entire agreement among himself, Ingram and Micro. Lacy hereby acknowledges that, in considering whether to sign this Agreement, he has not relied upon any representation or statement, written or oral, not set forth in this Agreement and that he has not been threatened or coerced into signing this Agreement by any official of any Ingram Company and that he has read, understood, and fully and voluntarily accepts the terms of this Agreement. Lacy at all times has been represented by legal counsel, and acknowledges that he has been advised to and has had full opportunity and sufficient time to discuss the terms of this Agreement with his counsel and understands that this is a full release of any and all claims against the Ingram Companies, and that he intends to be legally bound by same.

                  m. Captions. The captions herein are for purposes of identification only and shall not be considered in construing this Agreement.

         18. Legal Fees. Each of the parties hereto agrees to pay its own legal fees in connection with the preparation and negotiation of this Agreement, provided that Micro will reimburse to Lacy as a reimbursable business expense the legal fees and costs of Solomon, Ward, Seidenwurm & Smith in connection with corporate governance and related issues and this Agreement and related documents, up to a maximum of $25,000.

         19. Waiver of Trial by Jury. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE OF TENNESSEE. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EACH PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            INGRAM INDUSTRIES INC.

                                            By:   ROY E. CLAVERIE
                                                  -----------------------------
                                            Title: Senior Vice President
                                                  -----------------------------

                                            INGRAM MICRO INC.

                                            By:   MARTHA R. INGRAM
                                                  -----------------------------
                                            Title: Chairman
                                                  -----------------------------

                                            /s/ LINWOOD A. LACY, JR.
                                            -----------------------------
                                            LINWOOD A. LACY, JR.

                                            NATIONSBANK, N.A., as Trustee of the
                                            Linwood A. Lacy, Jr. 1996
                                            Irrevocable Trust dated February
                                            1996

                                            By:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                                                       EXHIBIT A


                                     FORM OF
                                ESCROW AGREEMENT

         This Escrow Agreement, dated _______________, among INGRAM INDUSTRIES INC., a Tennessee corporation ("Ingram"); INGRAM MICRO INC., a Delaware corporation ("Micro"); LINWOOD A. LACY, JR., a resident of Nashville, Tennessee; NATIONSBANK, N.A. as Trustee of the Linwood A. Lacy, Jr., 1996 Irrevocable Trust dated February 1996 (the "Trust"); and ___________, a [national banking association], as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Agreement of even date herewith among Ingram, Micro, the Trust and Lacy (the "Lacy Agreement"). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Lacy Agreement.

         The parties, intending to be legally bound, hereby agree as follows:


                                       1.
                             ESTABLISHMENT OF ESCROW

         a. Lacy is depositing with Escrow Agent the following stock certificates: __________________________ issued by Ingram owned beneficially and of record by Lacy and the following stock certificates:
_____________________________ issued by Ingram and owned beneficially and of record by the Trust (collectively, along with any shares of common stock of Ingram or Micro issued in respect of the Escrow Shares, including shares of the common stock of Micro issued in the Split-off, referred to as the "Escrow Shares"). Escrow Agent acknowledges receipt thereof.

         b. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof.


                                       2.
                          DISPOSITION OF ESCROW SHARES

         a. Generally. Escrow Agent shall hold the Escrow Shares in escrow (the "Escrow") pending their disposition in accordance with the Lacy Agreement.

         b. No Transfers. Lacy and the Trust are not permitted prior to the 30-Month Anniversary Date to transfer or attempt to transfer any of the Escrow Shares or any interest therein, whether by sale, gift, pledge or other form of disposition, or encumber or restrict the Escrow Shares in any way, provided, however, that (i) either Lacy or the Trust shall be entitled to direct the Escrow Agent to sell the Escrow Shares and to distribute to Lacy or the Trust an amount equal to the anticipated federal, state and local income tax arising from the sale upon the condition that the net after-tax proceeds from the sale thereof and all interest thereon (the "Cash Proceeds") shall be retained in Escrow in accordance with the terms hereof and (ii) Lacy and the Trust shall exchange the Escrow Shares for shares issued by Micro in the contemplated Split-Off. Escrow Agent shall not honor and shall disregard any notice of such a transfer, conveyance or disposition prior to the 30-Month Anniversary Date, except as provided for herein.

         c. Period Subject to Escrow. On or after the 24-Month Anniversary Date, if no Default Notice shall have previously been delivered, Lacy may deliver to the other parties hereto a written notice (the "First Release Notice") stating that (i) the 24-Month Anniversary Date has passed; (ii) Lacy has not materially violated the provisions of the Lacy Agreement; and (iii) Lacy and the Trust are requesting that one-half the Escrow Shares originally placed in Escrow and one-half the Cash Proceeds generated from sales of the Escrow Shares less the full amount of all releases from Escrow, whether in Shares or in Cash Proceeds (other than Tax Distributions) during such 24-month period be delivered to them, as applicable. On or after the 30-Month Anniversary Date, if no Default Notice shall have previously been delivered, Lacy may deliver to the other parties hereto a written notice (the "Second Release Notice") stating that (i) the 30-Month Anniversary Date has passed; (ii) Lacy has not materially violated the provisions of the Lacy Agreement and (iii) Lacy and the Trust are requesting that the balance of the Escrow Shares and the balance of the Cash Proceeds generated from sales of the Escrow Shares be delivered to them, as applicable. At any time during the term of the Escrow, Lacy or his estate may deliver to the other parties hereto a written notice (the "Further Release Notice") stating that (i) Lacy has died or a change of control of Micro has occurred; (ii) Lacy has not materially violated the provisions of the Lacy Agreement and (iii) Lacy and the Trust are requesting that the balance of the Escrow Shares and the balance of the Cash Proceeds generated from sales of the Escrow Shares be delivered to them, as applicable. If Ingram or Micro gives a Counter Notice within 30 days following Escrow Agent's receipt of the First Release Notice, the Second Release Notice or the Further Release Notice, as the case may be, such dispute shall be resolved as provided in Section 2(g) below. If no Counter Notice is received within the applicable 30-day period, then Escrow Agent shall deliver such Escrow Shares and such Cash Proceeds to Lacy and the Trust, as applicable.

         d. Default. On or before the 30-Month Anniversary Date, when neither Ingram nor Micro have securities registered under the 1934 Act, either Ingram, if prior to the Split-Off, or Micro, if after the Split-Off, may give notice to the other parties to this Agreement of a material violation by Lacy or the Trust of any provision of the Lacy Agreement, which notice shall specify in reasonable detail the nature of such violation (a "Default Notice"). If Lacy gives a Counter Notice (as hereinafter defined) within 30 days following receipt by Escrow Agent of the Default Notice, such dispute shall be resolved as provided in Section 2(g) below. If no Counter Notice is received by Escrow Agent within such 30-day period, then the Escrow Agent shall deliver the Escrow Shares remaining in Escrow to Ingram or Micro, as the case may be, upon its payment of $2.1792 per share for the Unitrust Shares (or such equivalent amount as is equitable if the Escrow

Shares have been converted to shares of the common stock of Micro in the Exchange, or have been split or are otherwise changed or adjusted in a recapitalization, reclassification, merger or the like), and the Escrow Agent shall deliver to Ingram the balance of the Escrow Shares upon its payment of their Book Value, if prior to the Split-off, or the Escrow Agent shall deliver to Micro the balance of the Escrow Shares upon its payment of their Fair Market Value, if after the Split-off. If any of the Escrow Shares have been sold, the Escrow Agent shall deliver to Ingram or Micro, as the case may be, the Cash Proceeds therefrom. On or before the 30-Month Anniversary Date when either Ingram or Micro has securities registered under the 1934 Act, either Ingram or Micro may give a Default Notice, which shall contain a statement of the amount of damages, whether direct or consequential, suffered by the Ingram Companies (the "Damages Amount"). If Lacy gives a Counter Notice within 30 days following receipt by Escrow Agent of the Default Notice, such dispute shall be resolved as provided in Section 2(g) below. If no Counter Notice is received by Escrow Agent within such 30-day period, Escrow Agent shall release such number of the Unitrust Shares as equals the Damages Amount divided by the Fair Market Value of a Unitrust Share. In any event, the Escrow Shares owned by the Trust shall, to the extent practicable, be transferred from Escrow first, followed by the Unitrust Shares owned by Lacy.

         e. Pre-IPO Post-Split-Off. If no Default Notice shall previously have been delivered, either Lacy and the Trust, at any time after the date hereof and prior to the 30-Month Anniversary Date, or Micro, after June 30, 1998 and prior to the 30-Month Anniversary Date, may deliver to the other parties to this Agreement a written notice (a "Pre-IPO Post-Split-Off Notice"), which shall specify (i) that Micro is not a corporation with securities registered under the 1934 Act, (ii) that a Split-Off has been effected and (iii) the Fair Market Value of the Escrow Shares and the details of, and the supporting materials for, the calculation thereof. If any party gives a Counter Notice within 30 days after Escrow Agent's receipt of a Pre-IPO Post-Split-Off Notice, such dispute shall be resolved as provided in Section 2(g) below. If no Counter Notice is received within such 30 day period, then Escrow Agent shall deliver the Escrow Shares to Micro, and Micro shall deliver to Escrow Agent payment in immediately available funds of an amount equal to Fair Market Value of the Escrow Shares as set forth in the Pre-IPO Post-Split-Off Notice.

         f. Pre-IPO Pre-Split Off. If no Default Notice shall previously have been delivered, either Lacy and the Trust, at any time after the date hereof and prior to the 30-Month Anniversary Date, or Ingram, after June 30, 1998 and prior to the 30-Month Anniversary Date, may deliver to the other parties to this Agreement a written notice (a "Pre-IPO Pre-Split-Off Notice"), which shall specify (i) that Micro is not a corporation with securities registered under the 1934 Act, (ii) that a Split-Off has not been effected and (iii) the Book Value of the Escrow Shares and the details of, and the supporting materials for, the calculation thereof. If any party gives a Counter Notice within 30 days after its receipt of a Pre-IPO Pre-Split-Off Notice, such dispute shall be resolved as provided in Section 2(g) below. If no Counter Notice is received within such 30-day period, then Escrow Agent shall deliver the Escrow Shares to Ingram, and Ingram shall deliver to Escrow Agent payment in immediately available funds of an amount equal to the Book Value of the Escrow Shares as set forth in the Pre-IPO Pre-Split-Off Notice.

         g. Counter Notices; Disputes. A Counter Notice shall mean any written notice disputing any matter set forth in a Default Notice; a Pre-IPO Post-Split-Off Notice; or a Pre-IPO Pre-Split-Off Notice (including without limitation, the facts underlying such notice or the calculation of the Fair Market Value of the Shares or Book Value of the Escrow Shares). If a Counter Notice is given in response to any notice, Escrow Agent shall dispose of the Escrow Shares only in accordance with (i) joint written instructions of the parties hereto or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.


                                       3.
                              TERMINATION OF ESCROW

         On the 30-Month Anniversary Date, Escrow Agent shall deliver the Escrow Shares and the Cash Proceeds to Lacy and the Trust, provided that no Default Notice shall previously have been issued and no dispute under Section 2(g) shall be existing. If there is a Default Notice under Section 2(g), Escrow Agent shall continue to hold the Escrow Shares and the Cash Proceeds until it receives joint written instructions of the parties or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 2(g).


                                       4.
                             DUTIES OF ESCROW AGENT

         a. Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property.

         b. Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

         c. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact or matter stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice, or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

         d. Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

         e. Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Shares shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate tax identification number certification, if requested.

         f. Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

         g. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         h. Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

         i. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares, or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Shares until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Shares or
(ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which event Escrow Agent shall disburse the Escrow Shares in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

         j. The parties hereto shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $_________ at the time of execution of this Agreement and $_____________ annually thereafter, and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in the performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne by Micro. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein must be paid as a condition to the release of the Escrowed Shares.

         k. No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

         l. The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company.


                                       5.
                             LIMITED RESPONSIBILITY

         This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.


                                       6.
                           OWNERSHIP OF ESCROW SHARES

         Lacy and the Trust agree that, for purposes of this Agreement (including federal and other taxes based on income), Lacy and the Trust will be treated as the owner of 86.2% and 13.8% of the Escrow Shares, respectively, and that Lacy and the Trust will report all income, if any, that is earned on, or derived from, the Escrow Shares as their income, in such proportions, in the taxable year or years in which such income is properly includable and pay any taxes attributable thereto.


                                       7.
                                     NOTICES

         All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


To Ingram:                   Ingram Industries Inc.
                             4400 Harding Road
                             Nashville, Tennessee 37205
                             Attention: General Counsel

with a copy to:              Bass, Berry & Sims
                             2700 First American Center
                             Nashville, Tennessee 37238
                             Attention: Leigh Walton

To Micro:                    Ingram Micro Inc.
                             1600 East Saint Andrew Place
                             Santa Ana, California 92705
                             Attention: General Counsel

To Lacy:                     Linwood A. Lacy, Jr.
                             /s/ Linwood A. Lacy, Jr.
                             ---------------------
                             Nashville, Tennessee ______
with a copy to:              Linwood A. Lacy, Jr.
                             2304 Cranborne Road
                             Midlothian, Virginia 23113
and a copy to:               Mr. Richard L. Seidenwurm
                             Solomon Ward Seidenwurm & Smith
                             401 B Street, Suite 1200
                             San Diego, California 92101

To Trust:                    NationsBank, N.A.
                             ---------------------
                             Richmond, Virginia
                             Attention: Mr. Phil Rudder

To Escrow Agent:
                            ------------------------

                            ------------------------

                            ------------------------
                             Attention:_____________



                                       8.
                        JURISDICTION; SERVICE OF PROCESS

         Each party hereto irrevocably submits to the exclusive jurisdiction of any United States Federal Court sitting in the Middle District of Tennessee, or if no federal jurisdiction lies, in any Tennessee State Court, over any suit, action or proceeding arising out of or relating to this Agreement. The venue of any dispute, controversy, litigation or proceeding arising out of this Agreement shall be exclusively in the County of Davidson, State of Tennessee. Each party hereto irrevocably waives any objection to venue in state or federal courts sitting in Davidson County, Tennessee, and waives irrevocably any claim of inconvenient forum. Lacy specifically agrees and acknowledges that this provision has been expressly bargained for by Ingram and Micro, and that its inclusion has been a material inducement for Ingram and Micro to enter into this Agreement.


                                       9.
                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same document.


                                       10.
                                SECTION HEADINGS

         The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

                                       11.
                                     WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.


                                       12.
                      EXCLUSIVE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all of the parties hereto.


                                       13.
                                  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                     INGRAM INDUSTRIES INC.

                                     By:
                                           ---------------------------------
                                     Name:
                                           ---------------------------------
                                     Title:
                                           ---------------------------------

                                     INGRAM MICRO INC.

                                     By:
                                           ---------------------------------
                                     Name:
                                           ---------------------------------
                                     Title:
                                           ---------------------------------

                                     LINWOOD A. LACY, JR. 1996 IRREVOCABLE TRUST

                                     By: NATIONSBANK, N.A., TRUSTEE

                                     By:
                                           ---------------------------------
                                     Name:
                                           ---------------------------------
                                     Title:
                                           ---------------------------------

                                     LINWOOD A. LACY, JR., Individually


                                     ---------------------------------------

                                     ESCROW AGENT

                                     By:
                                           ---------------------------------
                                     Name:
                                           ---------------------------------
                                     Title:
                                           ---------------------------------